      As filed with the Securities and Exchange Commission on July 15, 2003

                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           FIRST STATE BANCORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          New Mexico                                     85-0366665
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                              7900 Jefferson, N.E.
                          Albuquerque, New Mexico 87109
                                 (505) 241-7500
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           FIRST STATE BANCORPORATION
                           2003 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                         Michael R. Stanford, President
                              7900 Jefferson, N.E.
                          Albuquerque, New Mexico 87109
                                 (505) 262-7500
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 WITH COPIES TO

Marshall G. Martin, Esq.                             Jeffrey W. Hellberg, Esq.
Hinkle, Hensley, Shanor                              Hinkle, Hensley, Shanor
  & Martin, L.L.P.                                     & Martin, L.L.P.
500 Marquette, N.W., Suite 1300                      1700 Bank One Center
Albuquerque, New Mexico 87102                        Amarillo, Texas 79101
(505) 768-1500                                       (806) 372-5569

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed              Proposed                Amount
                                                      Maximum Offering          Maximum                  of
    Title of Securities           Amount to be           Price Per             Aggregate            Registration
     to be Registered              Registered              Share             Offering Price              Fee
--------------------------      ----------------      ----------------      ----------------      ----------------
Common Stock, No Par Value            558,668(1)             $27.68(2)        $15,461,137(2)          $1,250.81(2)

----------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares options and rights which by reason of certain events specified in the First State Bancorporation 2003 Equity Incentive Plan (the "Plan"), may be subject to the Plan.

(2) Estimated solely to calculate the registration fee pursuant to Rule 457(c) based upon the average of the high and low sale price of the Company's Common Stock on July 11, 2003, as quoted on the Nasdaq National Market.

                  This Registration Statement is also a post-effective amendment to Registration Statements No. 333-92795 and No. 333-83132. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also covers 191,332 shares of the Registrant's Common Stock, no par value, previously registered under these Registration Statements.

                                TABLE OF CONTENTS

PART I -- INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS ...........       1

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT ........       1
         Item 3.  Incorporation of Documents by Reference ............       1
         Item 4.  Description of Securities ..........................       1
         Item 5.  Interests of Named Experts and Counsel .............       1
         Item 6.  Indemnification of Officers and Directors ..........       1
         Item 7.  Exemption from Registration Claimed ................       2
         Item 8.  Exhibits ...........................................       3
         Item 9.  Undertakings .......................................       3

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

         The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference as of their respective filing dates:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                  (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

                  (c) Current Reports on Form 8-K filed May 19, 2003, May 30, 2003, and June 9, 2003.

                  (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the termination of the offering of the securities offered hereby shall be deemed incorporated by reference in this Registration Statement and a part hereof from the date of filing those documents.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Officers and Directors.

                  Section 53-11-4.1 of the New Mexico Business Corporation Act (the "NMBCA") empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses he actually incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, for a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, a trust fund, a letter of credit, or self-insurance, on behalf of any officer or director against any liability asserted against him in such capacity whether or not the corporation would have the power to indemnify him against that liability under this section.

                  The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors, or otherwise.

                  The Company's Bylaws provide that the Company shall, to the full extent permitted by the NMBCA, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages from a breach of fiduciary duty in certain circumstances. Under the NMBCA, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty or duty of care to the Company or its shareholders, or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any violation of Section 53-11-46 of the NMBCA (relating to the declaration of dividends and the purchase or redemption of shares in violation of the NMBCA), or any transaction from which the director derived an improver personal benefit.

                  In addition, the Company's Articles of Incorporation provide that to the fullest extent now or hereafter permitted by the NMBCA, the Company's directors will not be liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as directors unless the director has breached or failed to perform his duties in compliance with Subsection 53-11-35(B) of the NMBCA (duty of care) and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness in the case of a director who either has an ownership interest in the Company or receives compensation of more than $2,000 from the Company in any calendar year, or willful misconduct or recklessness in the case of a director who does not have an ownership interest in the Company and does not receive compensation of more than $2,000 in any calendar year.

                  The Company's Bylaws provide that the Company will indemnify all directors, officers, and employees of the Company to the fullest extent now permitted by the NMBCA. Under these provisions, any director, officer, or employee who is made a party to any suit or proceeding will be indemnified if (i) he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company; (ii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and (iii) in all other cases, that his conduct was at least not opposed to the best interests of the Company. The NMBCA further provides that such indemnification is not exclusive of any other rights to which these persons may be entitled under the Articles of Incorporation, the Bylaws, an agreement, a resolution of shareholders or directors, or otherwise that are not inconsistent with the NMBCA. Pursuant to the Bylaws and the NMBCA, the Company cannot indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he is adjudged liable on the basis of improperly receiving personal benefit.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

      NUMBER                     DESCRIPTION OF EXHIBITS

         4.1      Restated Articles of Incorporation of First State
                  Bancorporation. (1)

         4.2 Articles of Amendment to the Restated Articles of Incorporation of First State Bancorporation. (3)

         4.3      Bylaws of First State Bancorporation. (4)

         4.4      Shareholder Protection Rights Agreement dated October 25,
                  1996. (2)

         4.5      First State Bancorporation 2003 Equity Incentive Plan. (5)

         5.0 Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P., relating to the legality of the Common Stock. (6)

         23.1 Consent of Hinkle, Hensley, Shanor & Martin L.L.P., counsel for the Company. (6)

         23.2     Consent of KPMG LLP. (6)

----------

                  (1) Incorporated by reference from the Company's Registration Statement on Form S-2, Commission File No. 333-24417, declared effective April 25, 1997.

                  (2) Incorporated by reference from the Company's Form 10-QSB for the quarter ended September 30, 1996.

                  (3) Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1997.

                  (4) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

                  (5) Incorporated by reference from the Company's Current Report on Form 8-K filed June 9, 2003.

                  (6) Filed Herewith.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico, on July 15, 2003.

                                   FIRST STATE BANCORPORATION

                                   By: /s/ Michael R. Stanford
                                       -----------------------
                                       Michael R. Stanford,
                                       President

                                POWER OF ATTORNEY

         Each person whose signature appears below does hereby make, constitute, and appoint H. Patrick Dee and Michael R. Stanford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver, and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto his attorney-in-fact and agent full power and authority to do and perform every act and thing necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that his attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

       Signatures                          Title                        Date
--------------------------      -----------------------------      -------------
/s/ Michael R. Stanford         President, Chief Executive         July 15, 2003
--------------------------      Officer, and a Director
Michael R. Stanford             (Principal Executive Officer)

/s/ H. Patrick Dee              Executive Vice President,          July 15, 2003
--------------------------      Secretary, Treasurer, and
H. Patrick Dee                  a Director

/s/ Christopher C. Spencer      Senior  Vice President and         July 15, 2003
--------------------------      Chief Financial Officer
Christopher C. Spencer          (Principal Accounting Officer)

/s/ Leonard J. DeLayo, Jr.      Chairman of the Board and a        July 15, 2003
--------------------------      Director
Leonard J. DeLayo, Jr.

/s/ Bradford M. Johnson         Director                           July 15, 2003
--------------------------
Bradford M. Johnson

/s/ Marshall G. Martin          Director                           July 15, 2003
--------------------------
Marshall G. Martin

/s/ Kevin L. Reid               Director                           July 15, 2003
--------------------------
Kevin L. Reid

/s/ Douglas M. Smith, M.D.      Director                           July 15, 2003
--------------------------
Douglas M. Smith, M.D.

/s/ Herman N. Wisenteiner       Director                           July 15, 2003
--------------------------
Herman N. Wisenteiner

/s/ Lowell A. Hare              Director                           July 15, 2003
--------------------------
Lowell A. Hare

/s/ A. J. (Jim) Wells           Director                           July 15, 2003
--------------------------
A. J. (Jim) Wells

                                INDEX TO EXHIBITS

NUMBER                       DESCRIPTION OF EXHIBITS
------   ---------------------------------------------------------------------
4.1      Restated Articles of Incorporation of First State Bancorporation. (1)

4.2      Articles of Amendment to the Restated Articles of Incorporation of
         First State Bancorporation. (3)

4.3      Bylaws of First State Bancorporation. (4)

4.4      Shareholder Protection Rights Agreement dated October 25, 1996. (2)

4.5      First State Bank 2003 Equity Incentive Plan. (5)

5.0 Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P., relating to the legality of the Common Stock. (6)

23.1     Consent of Hinkle, Hensley, Shanor & Martin, L.L.P. (included in
         Exhibit 5)

23.2     Consent of KPMG LLP. (6)

----------

         (1) Incorporated by reference from the Company's Registration Statement on Form S-2, Commission File No. 333-24417, declared effective April 25, 1997.

         (2) Incorporated by reference from the Company's Form 10-QSB for the quarter ended September 30, 1996.

         (3) Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1997.

         (4) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         (5) Incorporated by reference from the Company's Current Report on Form 8-K filed June 9, 2003.

         (6) Filed Herewith.